Exhibit 10.6


                            NON-COMPETITION AGREEMENT

      THIS NON-COMPETITION AGREEMENT (the "Agreement") dated as of December 22, 2003 (the "Effective Date") is entered into by and between QUEST CHEROKEE, LLC, a Delaware limited liability company (the "Company"), CHEROKEE ENERGY PARTNERS LLC, a Delaware limited liability company ("Investor"), QUEST OIL & GAS CORPORATION, a Kansas corporation ("QOG"), QUEST ENERGY SERVICES, INC., a Kansas corporation ("QES"), STP CHEROKEE, INC., an Oklahoma corporation ("STPC"), PONDEROSA GAS PIPELINE COMPANY, INC., a Kansas corporation ("PGPL"), PRODUCERS SERVICE, INCORPORATED, a Kansas corporation ("PSI"), J-W GAS GATHERING, LLC, a Kansas limited liability company ("JW"), and QUEST RESOURCE CORPORATION, a Nevada corporation (together with its subsidiaries and Affiliates, whether now existing or created during the term hereof, "QRC;" and QRC and together with Investor, QOG, QES, STPC, PGPL, PSI and JW collectively the "Promisors" and each individually a "Promisor").

      WHEREAS, pursuant to Section 3.02(k) of the Membership Interest Purchase Agreement of even date herewith by and among the parties hereto (other than QRC) (the "Purchase Agreement"), it is a condition to the closing of Investor's purchase of 10,000 Class A Units of the Company and certain other loan transactions that the Investor is entering into with the Company (collectively, the "Investor Transaction") that the Promisors enter into this Agreement with the Company.

      WHEREAS, QRC (i) owns, directly or indirectly, all of the capital stock or membership or equity interests of QOC, QES, STPC, PGPL, PSI and JW and (ii) has determined that its execution, delivery and performance of this Agreement directly benefits, and are in the best interest of, QRC.

      WHEREAS, each of the Promisors has determined that its execution, delivery and performance of this Agreement directly benefits, and are in the best interest of, such Promisor.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Non-Competition.

     1.1. Definitions.

     (a) "Affiliate" or "Affiliates" means, with respect to a Person, any Person that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with such Person; provided that it shall not include any Person that would be an "Affiliate" of Investor other than ArcLight Energy Partners Fund I, L.P. Any reference to the term "Affiliate" of any Promisor herein shall not include the Company and any reference to "Affiliates" of the Company herein shall not include any of the Promisors.

     (b) "Area" means the area commonly known as the Cherokee Basin located in the southeastern portion of the State of Kansas and the northeastern portion of the State of



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Oklahoma as more  particularly  described on Exhibit A and any other area, state or foreign country in which the Company begins to conduct Business during the term hereof.

     (c) "Business" means the business of acquiring, owning, operating, exploring, developing and selling properties (or interests therein) related to the discovery, collection and sale of coal bed methane and gathering and marketing of such properties or coal bed methane, and any other regular commercial activity of the Company and the Affiliates of the Company, whether now in existence or engaged in any time during the term hereof.

     (d) "Company Information" shall mean Trade Secrets and other confidential and non-public information of, or related to, the Company.

     (e) "Competing Activities" means a business, commercial enterprise or endeavor competitive with the Business.

     (f) "Person" means a person, firm, corporation, company, limited liability company, association or entity.

     (g) "Restricted Period" means, with respect to each Promisor, the term beginning on the date hereof and ending on the date that is two (2) years following the date such Promisor's ownership, and the ownership of all other Affiliates of such Promisor, in the Company ceases.

     (h) "Trade Secrets" means business or technical information of the Business, including but not limited to a formula, pattern, program, device, compilation of information, method, technique, or process that: (i) derives independent actual or potential commercial value (whether actual, potential or both) from not being generally known or readily ascertainable through independent development or reverse engineering by persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets shall specifically include, without limitation, information relating to the design, manufacture, formulas, patterns, compilations, programs, devices, methods, techniques, processes, applications, know-how, research and development relating to the Business' present, past or prospective products and/or computer programs. Trade Secrets shall not include any data or information that (A) has been voluntarily disclosed to the public by the Company, (B) has been independently developed and disclosed to the public by others, (C) otherwise enters the public domain through lawful means, or (D) is lawfully and rightfully disclosed to a Promisor following the date hereof by another party.

     1.2. Acknowledgement by Promisors.

      Each Promisor acknowledges that (a) it is familiar with the Company Information; (b) the Business is conducted throughout the Area; (c) the provisions of this Agreement are reasonable and necessary to protect and preserve the Business; (d) the Business would be irreparably damaged if it were to breach the covenants set forth in this Agreement; and (e) the Company would not have entered into the Purchase Agreement without its entering into this Agreement; and (f) each Promisor would not have entered into the Purchase Agreement and the other Investor Transaction but for each of the other Promisor's entering into this Agreement.


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



     1.3. Restrictive Covenants.

      Each Promisor covenants and agrees that, during the Restricted Period:

     (a) it will not, directly or indirectly, engage or participate, or permit any of its Affiliates to engage or participate, in any Competing Activities within the Area, including, without limitation, as an employee, consultant, independent contractor or other capacity, or invest in, purchase or acquire assets of, lend money or other property to, own, manage, operate, control, or otherwise participate in the ownership, management, operation, or control of, lend its name or any similar name to, any person, entity or business then engaged in Competing Activities within the Area. In the event any Person in which ArcLight Energy Partners Fund I, L.P. has an investment as of the date hereof seeks or requests such fund's approval or consent to engage in Competing Activities in the Area, then ArcLight Energy Partners Fund I, L.P. shall not support or consent to such activities. Each Promisor agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

     (b) it will not, directly or indirectly, (i) enter into or engage in any discussions or negotiations or assist in such actions to induce or encourage or attempt to induce or encourage any employee of the Business to leave the employ of the Company or any Affiliate of the Company or in any way interfere with the relationship between the Company or any Affiliate of the Company and any such employee, or (ii) with respect to or in connection with Competing Activities, to induce or attempt to induce any customer, supplier, licensee, or business relation of the Business, within the Area, to cease doing business or to interfere with relationships with the Company or any Affiliate of the Company.

     2. Term; Termination. The term of this Agreement shall commence on the date hereof and end at the expiration of the Restricted Period.

     3. Remedies. Each Promisor acknowledges and recognizes that a breach of any of the covenants set forth in this Agreement would result in serious harm to the Company for which monetary damages would not be an adequate remedy and that the amount of such damages may be difficult to determine; therefore, if any Promisor breaches the covenants set forth in this Agreement, the Company will be entitled, in addition to any other rights it may have, to obtain injunctive or other equitable relief in addition to any other available legal or equitable remedies without the necessity of posting a bond to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed that monetary damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative. The existence of any claim or cause of action of any Promisor against the Company or any other Promisor whether predicated on this Agreement, the Purchase Agreement, the Investor Transaction or otherwise, shall not constitute a defense to the enforcement by the Company or any such Promisor of these covenants and agreements. Each Promisor and the Company hereby acknowledge and agree that (i) the foregoing covenants are for the benefit of the Company and each Promisor, (ii) each Promisor has the right to enforce the provisions hereof for itself or on behalf of the Company, (iii) in the event any such Promisor elects to enforce this


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


Agreement, it shall have all of the rights and remedies available to the Company hereunder and (iv) in the event any Promisor is unable to cause any of their Affiliates that are subject to the restrictions set forth herein to comply with the terms and conditions set forth in this Agreement, then such Promisor will be liable for any damages, losses or other liabilities resulting from such non-compliance.

     4. Severability. It is the express intention of the parties hereto to comply with all laws that may be applicable to Section 1 and other Sections of this Agreement. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 1 or other Sections of this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible and modifiable with respect to scope, time, and geographic area, so as to be enforceable and in such different scope, time and geographic area will be effective, binding and enforceable against the Promisors.

     5. Governing Law, Arbitration. This Agreement shall be construed, interpreted, and the rights of the parties determined in accordance with, the laws of the State of Kansas except with respect to matters of law concerning the internal affairs of any corporate or Company entity which is a party to or the subject of this Agreement, and as to those matters the law of the state of incorporation or organization of the respective entity shall govern. Any dispute under this Agreement between the parties hereto shall be settled by arbitration in accordance with Section 10.10 of that certain Amended and Restated Limited Liability Company Agreement among the Promisors.

     6. Additional Instruments. From time to time hereafter and without further consideration, each Promisor agrees to execute and deliver such additional or further instruments and take such actions as the Company or Investor may reasonably request in order to more effectively effectuate the covenants and agreements herein set forth or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' obligations hereunder or the purposes of this Agreement.

     7. Entire Agreement and Amendments. This Agreement, the Purchase Agreement and the other agreements relating to the other Investor Transactions contain the entire agreement of the Promisors and the Company relating to the matters contained herein and supersedes all prior agreements and understandings, oral or written, between any Promisor and the Company with respect to the subject matter hereof. This Agreement may not be amended or modified except by an agreement in writing signed by the party against whom enforcement of any waiver or modification is sought.

     8. Assignments. The Company may assign this Agreement to any person or entity succeeding to all or substantially all the business interests of the Company by merger or otherwise. The rights and obligations of each Promisor under this Agreement are personal to it, and none of those rights, benefits or obligations will be subject to voluntary or involuntary alienation, assignment or transfer, except as otherwise contemplated hereby; provided however,


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that  Investor may sell,  transfer or assign its rights under this  Agreement to any Person to which it sells, transfers or assigns all or any portion of its Class A Membership Interest in the Company and each of the other Promisors may sell, transfer or assign its rights under this Agreement to any Person to which it sells, transfers or assigns all or any portion of its Class B Membership Interest in the Company.

     9. Effect of Agreement. Subject to the provisions of Section 10 with respect to assignments, this Agreement will be binding on each Promisor and its respective successors and assigns and on the Company and its successors and assigns, except as otherwise contemplated hereby.

     10. Execution. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which will constitute one and the same agreement.

     11. Waiver of Breach. The waiver by either party to this Agreement of a breach of any provision of the Agreement by another party will not operate or be construed as a waiver by the waiving party(ies) of any subsequent breach by such other party.

                            [SIGNATURE PAGES FOLLOW]


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


      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the date first above written.

                               QUEST CHEROKEE, LLC


                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:  Jerry D. Cash
                               Title: Manager



                               CHEROKEE ENERGY PARTNERS LLC


                               By:  /s/ Christopher J. Picotte

                                    -------------------------------
                               Name:  Christopher J. Picotte
                               Title: Vice President and Treasurer



                               QUEST OIL & GAS CORPORATION


                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:  Jerry D. Cash
                               Title: Co-Chief Executive Officer and Secretary



                               QUEST ENERGY SERVICES, INC.


                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:  Jerry D. Cash
                               Title: Co-Chief Executive Officer and Secretary



                               STP CHEROKEE, INC.


                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:  Jerry D. Cash
                               Title: Co-Chief Executive Officer and Secretary









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


                               PONDEROSA GAS PIPELINE COMPANY, INC.


                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:  Jerry D. Cash
                               Title: Co-Chief Executive Officer and Secretary



                               PRODUCERS SERVICE, INCORPORATED


                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:  Jerry D. Cash
                               Title: Co-Chief Executive Officer and Secretary


                               J-W GAS GATHERING, LLC


                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:  Jerry D. Cash
                               Title: Manager



                               QUEST RESOURCE CORPORATION


                               By:  /s/ Jerry Cash
                                    -------------------------------
                               Name:  Jerry D. Cash
                               Title: Co-Chief Executive Officer and Secretary




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


                                    EXHIBIT A
                                       to
                            Non-Competition Agreement

"Cherokee Basin" shall consist of the area contained within the Counties listed below:

STATE OF KANSAS

      Allen County
      Chautauqua County
      Cowley County
      Elk County
      Greenwood County
      Labette County
      Montgomery County
      Neosho County
      Wilson County
      Woodson County

STATE OF OKLAHOMA

      Craig County
      Nowata County



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